Universal Industries, Inc.
By-Laws

Article I - Offices

1.   The principal office shall be located in Mattapoisett, Massachusetts.

2. The Corporation may also have offices at such other places both within and without the Commonwealth of Massachusetts as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II - Annual Meetings of Stockholders

1. All meetings of stockholders for the election of directors shall be held in Mattapoisett, Massachusetts or at such place within or, to the extent permitted by law and the Articles of Organization, without the Commonwealth of Massachusetts as may be fixed from time to time by the Board of Directors.

2. Annual meetings of stockholders, commencing with the year 1989, shall be held on the third Tuesday in April if not a legal holiday, and if a legal holiday, then on the next secular day following, at eleven o'clock in the forenoon, unless a different hour and/or place is fixed by the Board of Directors or by the President and stated in the notice of meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Corporation's Articles of Organization or by these by-laws, shall be specified by the Board of Directors or by a notice in writing signed by the President and filed with the Clerk.

     In the event that an annual meeting has not been held on the date fixed in these by-laws, a special meeting in lieu of annual meeting may be held with all the force and effect of an annual meeting.

3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder entitled to vote thereat not less than seven days before the date of the meeting.

     The notice shall also set forth the purpose or purposes for which the meeting is called.

Article III - Special Meetings of Stockholders

1. Special meeting of stockholders may be held at such time and place within or, to the extent permitted by law and the Articles of Organization, without the Commonwealth of Massachusetts as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2. Special meetings of stockholders may be called at any time, for any purpose or purposes, by the President or by the Directors, and shall be called by the Clerk, or in the case of death, absence, incapacity or refusal of the Clerk, by any other Officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. Such call shall state the date, hour, place and purposes of the meeting.

3. Written or printed notice of a special meeting of stockholders, stating the date, hour, place and purpose or purposes thereof, shall be given by the Clerk or an Assistant Clerk or, in the case of death, absence, incapacity, unavailability or refusal of both the Clerk and the Assistant Clerk, by any other Officer or by a person designated either by the Clerk, or by the Assistant Clerk, or by the person or persons calling the meeting, or by the Board of Directors, or by any other person empowered by law to do so, to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of Organization or under the by-laws is entitled to such notice, at least seven days before the date fixed for the meeting, or such greater period as may be required by law, by leaving such notice with him or her, or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records of the Corporation.

Article IV - Quorum and Voting of Stock

1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Articles of Organization. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or the Articles of Organization, or by these by-laws.

3. Except as otherwise provided in the Corporation's Articles of Organization, each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, and a proportionate vote for a fractional share. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

4. Any action required to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

Article V - Directors

1. The number of directors shall be not more than ten (10) nor less than three (3), except that whenever there shall be only two (2) stockholders, there shall not be less than two (2), and whenever there shall be only one (1) stockholder, or prior to the issuance of any stock, there shall be at least one (1) director. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the stockholders, or the special meeting in lieu of said annual meeting by such stockholders as have the right to vote on election of directors. Subject to law, to the Corporation's Articles of Organization and these By-Laws, each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. Subject to the provisions of Article V, Section 7 of these By- Laws, the first Board of Directors shall hold office until the first annual meeting of stockholders. Directors need not be residents of the Commonwealth of Massachusetts nor stockholders of the Corporation.

2. If the office of any Director becomes vacant for any reason, a successor or successors may be elected by the stockholders or, except in the case of a vacancy resulting from enlargement of the Board of Directors, by the Board of Directors. Only the stockholders may elect a director to fill a vacancy in the office of Director resulting from enlargement of the Board of Directors. Each such successor shall hold office for the unexpired term of his or her predecessor, subject to the provisions of Article V,
     Section 7, of these By-Laws.

3. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Organization or by these By-Laws conferred upon or reserved to the stockholders.

4. The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the Commonwealth of Massachusetts, at such place or places as they may from time to time determine.

5. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as Directors, Officers or otherwise.

6. The stockholders may remove any Director from office with or without cause. The Board of Directors may remove any Director from office for cause. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

Article VI - Meetings of the Board of Directors

1. Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Massachusetts.

2. Regular meetings of the Board of Directors, including the first meeting of the Board following the annual meeting of stockholders, may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

3. Special meetings of the board of Directors may be held at any time and at any place when and as called by the President, the Treasurer, or one or more Directors.

4. The Clerk or an Assistant Clerk or the Officer or Directors calling the meeting shall give to each Director notice of the place, date and hour of all special meetings of the Board of Directors by telephone or by mail, telegram, telex, facsimile transmission or any similar form of communication, addressed to such director at his or her usual or last known business or residence address, or at such other address as said director may from time to time designate in writing, or by leaving such notice with the Director or at the Director's usual or last known business, or residence address, or at such other address as said director may from time to time designate to the Corporation in writing. Notice sent by telegram, telex, facsimile transmission or any similar form of communication or given by telephone, or by leaving such notice as aforesaid, shall be sent or given, as the case may be, at least twenty-four hours before the meeting. Notwithstanding any of the foregoing to the contrary, notice given by any method shall be deemed sufficient if actually received at least twenty-four hours before the meeting. Notice sent by mail shall be mailed at least forty-eight hours before the meeting. Notice of a meeting need not be given to any director if a waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

5. Neither the business to be transacted at, nor the propose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

6. A majority of the Directors constituting the full Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Articles of Organization of these By-laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

7. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

8. Directors may participate in a meeting by means of a conference telephone call or use of similar communications equipment, provided that all directors participating in a meeting can hear each other at the same time. Such participation shall constitute presence in person at a meeting.

Article VII - Executive Committee

1. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the By-laws or otherwise, may designate two or more Directors to constitute an Executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Article VIII - Officers

1. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Treasurer and a clerk. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Treasurers and one or more Assistant Clerks. The President may, but need not be, a Director. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. To the extent permitted by law, any two or more offices may be held by the same person. No officer need be a stockholder or need work for the Corporation on a full-time basis.

2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the Officers for the ensuing year.

3. The Board of Directors may appoint such other Officers and Agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board of Directors may terminate the authority of any agent.

4. The salaries of all Officers and Agents of the Corporation shall be fixed by the Board of Directors.

5. The Officers of the Corporation shall hold office until the first annual meeting of the Board of Directors after each annual meeting of stockholders and thereafter until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

President

6. Except as the Board of Directors may from time to time otherwise determine, the President shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Stockholders and the Board of Directors, shall (subject to the direction of the Board of Directors) have general and active supervision and management of the business of the Corporation shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have custody of the Treasurer's bond if such bond is required by the Board of Directors.

7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other Officer or agent of the Corporation.

The Vice-Presidents

8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Clerk and Assistant Clerks

9. The Clerk shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Clerk shall keep the original or attested copies of the Corporation's Articles of Organization, by-laws, records of all meetings (and consents in lieu of meetings) of incorporators, and stockholders and the Board od Directors and, unless a transfer agent is appointed, the stock and transfer records, which shall contain the names of all stockholders and the record address of, and amount of stock held by, each stockholder. Such copies and records shall be kept in the Commonwealth of Massachusetts and shall, at all reasonable times, be made available for inspection for a proper purpose by the stockholders of the Corporation at the principal office of the Corporation or an office of its transfer agent, clerk or resident agent. All of said copies and records need not be kept in the same office. Except as otherwise provided in these by-laws, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the record books and of the Corporate Seal of the Corporation and he, or an Assistant Clerk, shall have authority to affix the seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Clerk. The Board of Directors may give general authority to any other Officer to affix the Seal of the Corporation and to attest the affixing by his signature. The office of the clerk shall be deemed to be the office of the Secretary of the Corporation whenever such Officer is required for any purpose, and whenever the signature of the Secretary of the Corporation is required on any instrument, or document, by the laws of the United States, or of any other state, or in any other manner whatsoever, the Clerk shall have authority to affix his signature in such capacity.


10. The Assistant Clerk, or if there be more than one, the Assistant Clerks in the order determined by the Board of Directors, shall, in the absence or disability of the Clerk, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the absence of the Clerk and the Assistant Clerk(s) from any meeting of stockholders or from any meeting of the Board of Directors, a temporary clerk who shall perform the duties of the Clerk shall be chosen at such meeting.

The Treasurer and Assistant Treasurers

11. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation. The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board od Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

13. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

14. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Article IX - Certificates for Shares

1. The shares of the Corporation shall be represented by certificates in such form as shall, in conformity to law and these by-laws, be prescribed from time to time by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

     When the Corporation is authorized to issue shares of more than one class or series of stock, there shall be set forth upon the face or back of the certificate, either: (a) the full test of the designations, preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any authorized to be issued, as set forth in the Articles of Organization, or (b) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     Any shares subject to any restriction on transfer pursuant to the Articles of Organization, these by-laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

2. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or a Director, Officer or an employee of the Corporation. In case any Officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Lost Certificates

3. The Board of Directors may, subject to law, direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, mutilated or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities or sureties as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Transfers of Shares

4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Fixing of Record Date

5. The Board of Directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Registered Stockholders

6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Article X - Indemnification of Directors and Officers

     The Corporation shall indemnify against all liabilities and expenses, including reasonable fees of counsel, any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he, she, his or her testator or intestate, is or was a director or officer of the Corporation, or is or was a Director or Officer of the Corporation who serves or served, at the request of the Corporation, as a Director, Officer, Employee or other agent of another organization or who, at the request of the Corporation, serves or served in any capacity with respect to an employee benefit plan, except that no indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding to have acted in breach of his fiduciary duty to the participants of any employee benefit plan or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or the participants of the employee benefit plan; provided, however, as to matters disposed of by a compromise payment, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall be approved:

(a)  by a disinterested majority of the directors then in office; or

(b) if a majority of such directors are interested, by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of Independent Legal Counsel to the effect that such director or officer does not appear not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or to the extent that such matter relates to service in the best interests of the participants of an employee benefit plan; or

(c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, not counting as outstanding any stock owned by any interested person.

     The Board of Directors may from time to time authorize payment by the Corporation of expenses incurred by any such person in defending any such action, suit or other proceeding in advance of final disposition upon receipt of an undertaking from such person to repay such payment if such person shall have been adjudicated to be not entitled to indemnification under this ARTICLE X or if the matter involved shall be disposed of by a compromise payment with respect to which such person shall not be entitled to indemnification under this ARTICLE X. Such undertaking may be accepted without reference to the financial ability of such person to make repayment.

     If, in an action, suit or proceeding brought by or in the right of the Corporation, a Director of the Corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of the Articles of Organization of the Corporation or otherwise, that Director shall be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

     In addition, the Corporation shall have the power to indemnify any of its employees or other agents who are not directors or Officers on any terms not prohibited by law, the Articles of Organization of the Corporation or these By-laws, that the Corporation deems appropriate.

     The right of indemnification provided in these by-laws shall not be exclusive of or affect any other rights of indemnification existing independently of this ARTICLE X.

Article XI - General Provisions

1. Subject to the provisions of the Articles of Organization relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Articles of Organization.

2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Checks

3. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

4. The fiscal year of the Corporation shall end on the last day of December in each year, except as otherwise provided for from time to time by the Board of Directors.

Seal

5. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Massachusetts". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Execution of Instruments

6. Except as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted or endorsed by the Corporation, shall be signed by the President or the Treasurer.

Voting of Securities

7. Except as the Board of Directors may generally or in particular cases otherwise designate, the President or the Treasurer may act in the name and on behalf of the Corporation as it is a stockholder in another corporation, except that such officers may not transfer shares owned by the Corporation unless authorized by the Board of Directors. Without limiting the generality of the foregoing, such officers may waive notice of, and attend and vote at, any meeting of stockholders or shareholders of any Corporation or Organization in which this Corporation holds stock or shares and may consent in writing to any action of the stockholder or shareholders of any such Corporation or Organization, and may appoint any person or persons to act as proxy or attorney-in-fact for this Corporation, with or without power or substitution, to do any of such acts.

Article XII - Amendments

1. These by-laws may be altered, amended or repealed or new by-laws may be adopted: (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b), if so authorized by the Corporation's Articles of Organization by the Board of Directors at any regular or special meeting of the board, except that the Board of Directors may not make any amendment that alters the provisions of these by-laws with respect to removal of Directors or election of committees by the Board of Directors and delegation or powers to any committee, or with respect to amendment of these by-laws, or with respect to any provision which by law, the Articles of Organization or the by-laws requires action by the stockholders, and provided further that any by-law adopted by the directors may be amended or repealed by the stockholders.